Exhibit 2.7

Execution Version (Amended)

SUPPLEMENTAL INDENTURE

This SUPPLEMENTAL INDENTURE, dated as of November 27, 2024 (this “Supplemental Indenture”), is by and among Electra Battery Materials Corporation (the “Company”), the Guarantors party hereto, and GLAS Trust Company, LLC, as Trustee and Collateral Trustee. Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to such terms in the Indenture, dated as of February 13, 2023 (the “Indenture”), between the Company, the Guarantors party thereto, and GLAS Trust Company LLC, as Trustee and Collateral Trustee.

WHEREAS, multiple Defaults and Events of Default have occurred under the Indenture as a result of the Company’s failure to pay interest on the Notes in the manner contemplated by the Indenture when due and payable on August 15, 2023, February 15, 2024 and August 15, 2024 (collectively, the “Interest Payments”) and the Company’s failure to cure such failures to pay interest within the stated time period in the Indenture (the failure to pay interest on August 15, 2023 being referred to as the “First Interest Payment Default,” the failure to pay interest on February 15, 2024 being referred to as the “Second Interest Payment Default,” the failure to pay interest on August 15, 2024 being referred to as the “Third Interest Payment Default,” and the First Interest Payment Default the Second Interest Payment Default and the Third Interest Payment Default being collectively referred to as the “Interest Payment Defaults”);

WHEREAS, on the terms and conditions set forth in the Limited Waiver, dated November 27, 2024 (the “Limited Waiver”), the Company has requested the consent of the Holders to the payment in kind through the issuance of additional Notes having an aggregate principal amount equal to the accrued and unpaid Interest Payments (including default interest thereon);

WHEREAS, the Company desires to engage in a new convertible note issuance pursuant to which it intends to sell 12.0% Convertible Senior Secured Notes due 2027 issued by the Company and secured by substantially all of the assets of the Company and the Guarantors on a pari passu basis with the Liens securing the Notes; and

WHEREAS, in connection with such issuance, the Company desires to amend the Indenture as reflected in this Supplemental Indenture, and, on the terms and conditions set forth in the Limited Waiver, all Holders have consented to such amendments and to the entry of this Supplemental Indenture and have authorized and directed the Trustee to execute and deliver this Supplemental Indenture.

NOW THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are acknowledged), the parties hereto, intending to be legally bound, agree for the equal and ratable benefit of the Holders as follows:

1.    Amendments to the Indenture

(a)    All references to the Indenture shall be to the Indenture as modified by this Supplemental Indenture.

(b)    Exhibits C and D of the Indenture are hereby amended and restated in their entirety with Exhibits A and B, respectively, attached hereto.

(c)    Schedules A, B, and C of the Indenture are hereby amended and restated in their entirety with Schedules A, B, and C, respectively, attached hereto.

(d)    The definition of the term “Permitted Liens” is hereby amended by inserting the following as a new subsection (ee):

(ee)	any pari passu Lien in relation to the 12.0% Convertible Senior Secured Notes due 2027 issued by the Company;

(e)    Section 2.01 of the Indenture is hereby amended and restated in its entirety as follows:

Section 2.01 Designation and Amount. The Notes shall be designated as the “Convertible Senior Secured Notes due 2028.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $57,251,000 (consisting of $51,000,000 issued on February 13, 2023 and $6,521,000 to be issued pursuant to the terms of the Limited Waiver, dated November 27, 2024, among the Company, the Guarantors, each of the Holders and the Trustee), and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

(f)    Section 4.08(b)(vii) of the Indenture is hereby amended and restated in its entirety as follows:

(vii)	the making of cash payments pursuant to the terms of (x) the Notes, (y) the 12.0% Convertible Senior Secured Notes due 2027 issued by the Company or (z) the Royalty Agreement;

(g)    Section 4.09(b)(iii) of the Indenture is hereby amended and restated in its entirety as follows:

(iii)	the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Guarantees in an aggregate principal amount not to exceed $57,251,000 at any time outstanding;

(h)    Section 4.09(b) of the Indenture is hereby amended by inserting the following as a new subsection (xxvi):

(xxvi)

the incurrence by the Company and the Guarantors of Indebtedness represented by the 12.0% Convertible Senior Secured Notes due 2027 issued by the Company, and the related guarantees by the Guarantors, in an aggregate principal amount not to exceed $3,000,000.00 at any time outstanding;

(i)    Section 4.10(b) of the Indenture is hereby amended and restated in its entirety as follows:

(b)         The Company will not, and will not permit any of its Subsidiaries to, create, incur or assume or otherwise cause or suffer to exist or become effective any Lien of any kind upon any of their property or assets, now owned or hereafter acquired which Lien secures Indebtedness and is secured on a pari passu basis with the Note Obligations or higher in priority to the Liens securing the Notes other than Liens permitted pursuant to clauses (j), (k), (w), (y), (z) and (ee) of the definition of Permitted Liens (and subject to the limitations set forth in such clauses).

(j)    Section 6.01(r) of the Indenture is hereby amended and restated in its entirety as follows:

[Reserved];

(k)    Section 7.01(c) of the Indenture is hereby amended and restated in its entirety as follows:

(c)         No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i)         the Trustee shall not be liable to any Holder, the Company or any other Person except in the case of the Trustee’s gross negligence or willful misconduct, as determined by a final, non-appealable decision of a court of competent jurisdiction;

(ii)         the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be determined by a final determination of a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts;

(iii)         the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv)         no provision of this Indenture shall require the Trustee to (i) give any bond or surety in respect of the performance of its powers and duties or (ii) expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the Trustee has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, in its sole discretion;

(v)         no provision of this Indenture shall require the Trustee to advance any funds for payments due on any Notes, and the Trustee shall only be obligated to pay to the Holders amounts that it has actually received from the Company in respect of such payments; and

(vi)         this subsection shall not be construed to limit the effect of Section 7.01(a).

(l)    Section 7.02 of the Indenture is hereby amended and restated in its entirety as follows:

Section 7.02         Certain Rights of Trustee. Except as otherwise provided in Section 7.01:

(a)         the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document (whether in its original, facsimile or electronic form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties. If presented with a non-conforming certificate or opinion, the Trustee may request the delivering party to re-issue the certificate or opinion in the manner required by this Indenture before taking any action;

(b)         any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed) and, if requested by the Trustee, an Opinion of Counsel, and the Trustee may require such evidence prior to acting or refraining from acting on any such request, direction, order or demand, and shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel; and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company; unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company;

(c)         the Trustee may consult with counsel of its own selection and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance on and in accordance with such advice or Opinion of Counsel;

(d)         the Trustee may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon;

(e)         the Trustee may employ or retain accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties and shall not be responsible for any misconduct on the part of any of them selected with due care;

(f)         the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost and expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(g)         delivery of any reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports, information and documents shall not constitute constructive or actual notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants or obligations under this Indenture;

(h)         the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(i)         the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(j)         in no event shall the Trustee be liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(k)         the Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default with respect to the Notes, unless written notice of such Default or Event of Default shall have been received by a Responsible Officer at the Corporate Trust Office, and such notice references the Notes and this Indenture;

(l)         the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(m)         the Trustee shall be entitled to take or to refuse to take any action that the Trustee reasonably believes is necessary for the Trustee to comply with applicable law or the rules, operating procedures or market practice of any applicable stock exchange or other market or clearing system;

(n)         the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered, and if requested, provided to the Trustee security or indemnity satisfactory to the Trustee against the costs, losses, expenses and liabilities which might be incurred by it in compliance with such request or direction; provided, however, that the Trustee shall be under no obligation to take any action it believes to be unlawful, contrary to the terms of this Indenture, or that could subject the Trustee to reputational harm;

(o)         the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company, any Paying Agent or the Transfer Agent or any records maintained by any co-Note Registrar with respect to the Notes or for any actions or omissions of any Paying Agent (other than the Trustee), any Transfer Agent or any co-Note Registrar;

(p)         if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred;

(q)         in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company;

(r)         the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(s)         the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; pandemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action; and

(t)         the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(m)    Section 7.03 of the Indenture is hereby amended and restated in its entirety as follows:

Section 7.03         No Responsibility for Recitals, Etc. The recitals contained herein and, in the Notes (except in the Trustee’s certificate of authentication), shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity, priority or adequacy of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes (including any Paid-in-Stock Interest) or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture. Further, the Trustee shall not be responsible for any statement of the Company in or pursuant to this Indenture or in any other document other than the certificate of authentication executed by the Trustee.

2.    NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY.

3.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile or .pdf shall be as effective as delivery of a manually executed counterpart thereof.

4.    Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

5.    Incorporation of Indenture. All the provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

6.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of, and makes no representation as to, the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the other parties hereto. In entering this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

7.    Effectiveness of this Supplemental Indenture. Upon the execution of this Supplemental Indenture by the Company and the Trustee, the Indenture shall be amended and supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and the parties hereto and every Holder of Notes shall be bound hereby. Simultaneously therewith the Notes shall be deemed supplemented and amended for all purposes, as and to the same extent as the Indenture has been supplemented and amended hereby. Each of the Company and the Trustee hereby confirms and ratifies the Indenture in all respects except as specifically modified by this Supplemental Indenture.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

Electra Battery Materials Corporation

By:
Name: Trent Mell
Title: Chief Executive Officer

Cobalt Camp Refinery Ltd.,
as Guarantor

By:
Name: Trent Mell
Title: Director

Cobalt Project International Corp.,
as Guarantor

By:
Name: Trent Mell
Title: Director

Cobalt Industries of Canada Corp.,
as Guarantor

By:
Name: Trent Mell
Title: Director

[Signature Page to the Supplemental Indenture]

US Cobalt Inc.,
as Guarantor

By:
Name: Trent Mell
Title: Director

Cobalt Camp Ontario Holdings Corp.,
as Guarantor

By:
Name: Trent Mell
Title: Director

1086360 BC Ltd.,
as Guarantor

By:
Name: Trent Mell
Title: Director

Idaho Cobalt Company.,
as Guarantor

By:
Name: Trent Mell
Title: Director

[Signature Page to the Supplemental Indenture]

Scientific Metals (Delaware) Corp.,
as Guarantor

By:
Name: Trent Mell
Title: Director

[Signature Page to the Supplemental Indenture]

Executed by Acacia Minerals Pty Limited (ACN 127 419 729) (as Guarantor) in accordance with section 127 of the Corporations Act 2001 (Cth) by:

Signature of Trent Mell who states that he is a director of
Acacia Minerals Pty Limited (ACN 127 419 729)

Executed by Cobalt One Pty Ltd (ACN 127 411 796) (as Guarantor) in accordance with section 127 of the Corporations Act 2001 (Cth) by:

Signature of Trent Mell who states that he is a director of
Cobalt One Pty Ltd (ACN 127 411 796)

Executed by Ophiolite Consultants Pty Limited (ACN 092 694 490) (as Guarantor) in accordance with section 127 of the Corporations Act 2001 (Cth) by:

Signature of Trent Mell who states that he is a director of
Ophiolite Consultants Pty Limited (ACN 092 694 490)

[Signature Page to the Supplemental Indenture]

IN WITNESS WHEREOF, the Parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

GLAS Trust Company, LLC, as Trustee and Collateral Trustee

By:
Name:
Title:

[Signature Page to the Supplemental Indenture]

Exhibit A

FORM OF PERMITTED JUNIOR

INTERCREDITOR AGREEMENT

Exhibit B

FORM OF PERMITTED WORKING CAPITAL

INTERCREDITOR AGREEMENT

SCHEDULE A

EXISTING LIENS

SCHEDULE B

EXISTING INDEBTEDNESS

SCHEDULE C

EXISTING INVESTMENTS